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                                                                     Exhibit 4.6

                     REGISTRATION RIGHTS AMENDING AGREEMENT

      THIS AGREEMENT made the 23rd day of December, 2000 by and among Golder, Thoma, Cressey, Rauner V., L.P. and GTCR Associates V (collectively, "GTCR"), Albert J. Latner, AJLCO Realty Limited, Ditlent Holdings SPRL, SDLCO Holdings Ltd., Arfall Holdings SPRL, SPLCO Holdings Ltd., Asteroid Holdings SPRL, EPLCO Realty Group Ltd., MELCO Holdings Corp., Mooster Holdings SPRL, JILCO Holdings Ltd., Kakao Holdings SPRL and Joshua Latner (collectively, the "Latner Group; and together with GTCR, the "Stockholders").

      WHEREAS the parties hereto, or their successors-in-interest, entered into a registration rights agreement made as of the 4th day of March, 1997 among Dynacare Inc. (the "Company"), Golder, Thoma, Cressey, Rauner Fund V, L.P., Albert J. Latner, MELCO Holdings Corp., SDLCO Holdings Ltd., EPLCO Holdings Ltd., EPLCO Realty Group Ltd., JILCO Holdings Ltd. and AJLCO Realty Limited, as amended (the "Registration Rights Agreement"). All capitalized terms used herein and not otherwise defined have the meanings attributed thereto in the Registration Rights Agreement;

      AND WHEREAS the parties hereto entered into a waiver with respect to their registration rights in respect of the initial public offering of the common shares of the Company that was completed on November 22, 2000 (the "IPO");

      AND WHEREAS the parties have agreed to further amend the Registration Rights Agreement in order to provide for an equitable adjustment to their arrangements as a result of the granting of such waiver;

      NOW THEREFORE THIS AGREEMENT WITNESSETH that for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. GTCR shall have registration rights, in priority to the Latner Group, to the extent required in order that the proportionate shareholdings between the Latner Group and GTCR prior to the completion of such initial public offering shall be reinstated. As a result of such priority, GTCR shall be given the first right of opportunity to exercise registration rights and to sell shares in any offering pursuant to such registration rights in order to give effect to the foregoing. GTCR shall provide reasonable notice to the Latner Group of its intentions in connection with the exercise of the priority registration rights provided for herein.

2. GTCR may decline to exercise such priority registration rights in respect of one or more sales of common shares pursuant to the Registration Rights Agreement, without in any way affecting the validity of the priority registration rights with respect to any future sale or sales of common shares in the capital stock of the Company. If GTCR declines to exercise such priority registration rights in respect of any sale or sales of common shares in the capital of
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      the Company, the Latner Group shall be entitled to sell common shares subject to the provisions of the Registration Rights Agreement, any lock-up agreement and applicable law.

3. This Agreement shall be of no further force and effect (a) when the proportionate shareholdings of the Latner Group and GTCR are the same as such proportionate shareholdings prior to completion of the IPO or (b) when GTCR has declined to fully exercise its priority registration rights on at least two occasions, whichever shall first occur.

4. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

5. This Agreement shall be interpreted in accordance with the laws of the Province of Ontario.

Dated this 23rd day of December, 2000.

GOLDER, THOMA, CRESSEY,
RAUNER V, L.P.

By: /s/ [ILLEGIBLE]
   ---------------------------------


GTCR ASSOCIATES V

By: /s/ [ILLEGIBLE]
   ---------------------------------

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MELCODYN INC.                           SDLCO HOLDINGS LTD.

By: /s/ [ILLEGIBLE]                     By: /s/ [ILLEGIBLE]
   ---------------------------------       ---------------------------------


SDLCODYN INC.                           EPLCO HOLDINGS LTD.

By: /s/ [ILLEGIBLE]                     By: /s/ [ILLEGIBLE]
   ---------------------------------       ---------------------------------


EPLCODYN REALTY INC.                    EPLCO REALTY GROUP LTD.

By: /s/ [ILLEGIBLE]                     By: /s/ [ILLEGIBLE]
   ---------------------------------       ---------------------------------


EPLCODYN HOLDINGS INC.                  MELCO HOLDINGS CORP.

By: /s/ [ILLEGIBLE]                     By: /s/ [ILLEGIBLE]
   ---------------------------------       ---------------------------------


JILCODYN HOLDINGS INC.                  JILCO HOLDINGS INC.

By: /s/ [ILLEGIBLE]                     By: /s/ [ILLEGIBLE]
   ---------------------------------       ---------------------------------


AJLCO REALTY LIMITED                        /s/ Albert J. Latner
                                           ---------------------------------
By: /s/ [ILLEGIBLE]                        ALBERT J. LATNER
   ---------------------------------


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DITLENT HOLDINGS SPRL

By: /s/ Joshua Latner
   ---------------------------------


ARFALL HOLDINGS SPRL

By: /s/ Joshua Latner
   ---------------------------------


ASTEROID HOLDINGS SPRL

By: /s/ Joshua Latner
   ---------------------------------


MOOSTER HOLDINGS SPRL

By: /s/ Joshua Latner
   ---------------------------------


KAKAO HOLDINGS SPRL

By: /s/ Joshua Latner
   ---------------------------------

   /s/ Joshua Latner
   ---------------------------------
   JOSHUA LATNER


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